EXHIBIT 10.10

DISTRIBUTION AGREEMENT

MARCOS LENCOVSKI
DBA
NATALIE'S WHOLESALE
("Herein after referred to as the "Distributor-)

GIGANTIC PARFUMS, LLC.
Tax Id #27-0996199

Herein after referred to as the "Company")

THIS AGREEMENT (this "Agreement") is made as of the 28 day of June, 2011 by and between Gigantic Parfums LLC., a Florida corporation having an office located at 1250 E Hallandale Beach Blvd. Suite 402, Hallandale Beach, Florida 33009 ("Gigantic') and Marcos Lencovski dba Natalie's Wholesale.

WHEREAS. GP LLC is engaged in the business of conceiving, developing and branding fragrances and related products

WHEREAS, GP LLC is a party to that certain Exclusive License Agreement executed as of June 2011 pursuant to which GP has licensed from July Moon Productions Inc., LLC o/b/o Selena Gomez certain worldwide rights to create, conceive of, develop. produce. manufacture. impact. design, market, sell and distribute fragrances for men. women and children. and related products embodying the trademark -Selena Gomez" (collectively, the "Products"): GP LLC

NOW, THEREFORE. the parties hereto hereby agree as follows:

ARTICLE I

APPOINTMENT

GP hereby appoints Marcos Lencovski the ("Distributor"), the sole distribution for Selena Gomez .50 oz/15m1 spray and 4 pc gift set (3.4 oz, 4 oz body lotion, 4 oz shower gel, .50 oz/15m1 purse spray) worldwide during the term of this Agreement.

ARTICLE II
TERM

1. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of three (3) years starting on the ship date of May 2012 or when the first shipment occurs with automatic annual renewal terms of one (1) year under the same conditions under this agreement unless GP decides to discontinue production of the product.

ARTICLE III

PRICES; PAYMENT; ORDER; EXCHANGE

1. Prices Payment. The price payable to Gigantic Parfums by Marcos Lencovski provided under this Agreement (collectively) for the Products shall be as set forth on Schedule A hereto (the "Prices"). Marcos Lencovski dba Natalie's Wholesale agrees to pay to Gigantic all invoiced amounts (by check ) upon receipt of invoice. All payments shall be made in U.S. Dollars.

First Order. Marcos Lencovski dba Natalie's Wholesale agrees to purchase Five- Hundred $500,000.00 from Gigantic Parfums LLC on June 27. 2011. Gigantic Parfums will grant Natalie's wholesale a 9% cash discount off the invoice amount equaling $45,000.00. Gigantic Parfums is obligated to fulfill Natalie's purchase order in the amount of $500,000 within the 1 year after the first ship date, unless Natalie's request different.

•
Gigantic Parfums LLC will grant Natalie's Wholesale a credit for the amount paid of the "First order" if Natalie's wholesale decides to cancels and/or changes the order. In the event Natalie's Wholesale cancels and/or changes the order. GP will exchange the dollar amount for Selena Gomez or Katy Perry's regular perfume products. Natalie's Wholesale will give GP 30 days written notice of such exchange.

1. Modification

No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Binding Effect

Except as otherwise provided in this Agreement, all of the covenants, conditions, and provisions of this Promissory Note shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, administrators, successors, and assigns.

Governing Law

This distribution agreement will be construed in accordance with and governed by the laws of the State of Florida.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

Distributor: Natalie's Wholesale

Signature:

----Marcos Lencovski

Company: Gigantic Parfums. L.LC.

Signature:

Ilia Lekach

Dated: June 28, 2011

Schedule A

Selena Gomez Fragrances

Women
"Selena" by Selena Gomez

REEERENCE	DESCRIPTION	US SUGGESTED RETAIL	EXPORT PRICE
WOMEN

1.5.15.80	3.4 oz/100ML EDP SPRAY	555.00	113.25'
15.13.80	1.7 oz/50ML EDP SPRAY	545.00	311.25
15.12.80	1 oz/30 ml EDP SPRAY	532.00	sasoo'
15.10.80	.50 oz/15m1 EDP SPRAY	525.00	13.50

GIFT SETS
1531.40	3.4 oz/ 100m1 Spray. 120m1 Shower gel. 120m1 body lotion. 15ml purse spray	555.00	518.00

COLLATERAL		VALUE
15.15.82	3.4 oz EDP TESTER	58.00
14.01.83	3m) EDP SPRAY VIAL ON CARD IPPK SO)	525.00'
14.01_84	BLOTTER CARDS PPR of 100	54.00'
14.10_84	SHOPPING BAGS (PPR 25)	525.00
16.50.85	TESTER DISPLAY UNIT	525.00

Jeffrey Grieshaber

Irom: rudford hamon <rudford@giganticparfums.com>

Jent: Thursday, August 16, 2012 11:25 AM

To: Jeffrey Grieshaber

Cc: Richard Hoffman

Subject: Re-assignment Agreement

Dear Jeffrey,

I am the President of Gigantic Parfums, LLC and Chief Operating Officer and Vice President of Adrenalina dba ID Perfumes. Gigantic Parfums, LLC hereby assigns its Selena Gomez product agreement for Selena Gomez 4pc set with Marcos Lencovski to Adrenalina dba ID Perfumes. The agreement entered between Gigantic Parfums, LLC and Marcos Lencovski for the Selena Gomez 4pc set was solely for the benefit of Adrenalina dba ID Perfumes.

The re-assignment of this agreement shall become effective as of June 28, 2011.

Regards, Rudford